PROPERTY SALE AGREEMENT

THIS AGREEMENT made the nineteenth day of September, 2003. AMONG:

GENERAL MINERALS CORPORATION, a corporation incorporated under the laws of Canada

(the "Vendor") ---and-

ESPERANZA SILVER CORPORATION, a corporation incorporated under the laws of British Columbia, Canada

(the "Purchaser")

WHEREAS the Vendor wishes to sell the Property (as hereinafter defined) and the Purchaser wishes to purchase the Property on and subject to the terms and conditions of this Agreement;

NOW THEREFORE, in consideration of the foregoing premises, the mutual covenants, agreements, representations, warranties and indemnities of the parties herein set forth and for good and valuable consideration, the parties agree as follows:

ARTICLE 1
INTERPRETATION

1.01

Definitions

In this Agreement and in any amendments hereto and in all schedules hereto, the following terms shall have the following respective meanings:

(a)

"Agreement" means this agreement and all schedules attached hereto and all amendments made hereto and thereto by written agreement among the parties hereto;

(b)

"Closing Date" means the later of November 15, 2003 and the second business day in Vancouver, British Columbia after receipt by the Purchaser of stock exchange and, if required, shareholder approvals for this Agreement and the transactions contemplated thereby (provided that if such approval is not obtained by December 31, 2003, the Vendor, at its option, may terminate this Agreement) or such other date as the parties may mutually agree upon;

(c)

2

(a)

"Encumbrance" means any pledge, lien, charge, security interest or agreement, lease, title retention agreement, mortgage, encumbrance, hypothec, option or adverse claim, of any kind or character whatsoever, whether recorded or unrecorded;

(b)

"Property" means the property known as "Atocha" with the legal description set   out in Schedule A hereto; and

(c)

"Purchase Price" shall have the meaning attributed thereto in Section 2.02.

1.02

Currency

All references to currency herein are in the lawful money of Canada unless stipulated otherwise.

1.03

Number, Gender and Person

In this Agreement, words importing the singular number shall include the plural and vice versa, and words importing the use of any gender shall include all genders. References herein to the Vendor's interest in the Property or Concessions includes any interest in the   Property and Concessions that the Vendor holds, indirectly through certain of its subsidiaries, or directly.

1.04

Headings

The inclusion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.

ARTICLE 2
PURCHASE OF PROPERTY

2.01

Purchase and Sale of Property

Upon and subject to the terms and conditions of this Agreement, the Vendor hereby agrees to sell, transfer, assign and set over to the Purchaser and the Purchaser hereby agrees to purchase and acquire from the Vendor all of the Vendor's right, title and interest in and to the Property for the Purchase Price on the Closing Date. The parties agree that the transaction will be structured as either a direct or indirect acquisition of the Property by the Purchaser, with the form of such transaction to be agreed upon by the parties, acting reasonably, and after giving consideration to the tax, securities and corporate law and other considerations. Such transfer methods may include the purchase of a subsidiary of the Vendor which indirectly holds the Property or through the formation of a new Bolivian company into which the Property is transferred and which is subsequently purchased by the Purchaser.

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2.02

Purchase Price

The aggregate purchase price (the "Purchase Price") for the Property shall be payable as follows on the Closing Date:

(a)

4,000,000 common shares in the capital of the Purchaser issued to the Vendor;

(b)

4,000,000 common share purchase warrants issued to the Vendor, each warrant entitling the Vendor to acquire one common share of the Purchaser for a period of two years upon payment of an exercise price per share equal to $1.05, which exercise price shall be subject to usual adjustments; and

(c)

A cash payment of US$50,000 to Compania Minera General Minerals Bolivia S.A.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.01

Representations and Warranties of the Vendor

The Vendor represents and warrants to the Purchaser as follows and acknowledges that the Purchaser is relying on these representations and warranties in connection with the purchase by the Purchaser contemplated herein:

(a)

The Vendor is a corporation duly incorporated and organized and validly subsisting under the laws of Canada, has the corporate power to own and dispose of the Property, to enter into this Agreement and to perform its obligations hereunder and it owns a controlling interest in Compania Minera General Minerals Bolivia S.A. ("GM Bolivia") which is a corporation duly incorporated and organized and validly subsisting under the laws of Bolivia that has all requisite corporate power and authority and is qualified or authorized to carry on, to own, lease and operate the Property and the Vendor is exclusively entitled to cause GM Bolivia to dispose of the Property to the Purchaser.

(b)

This Agreement has been duly authorized, executed and delivered by the Vendor and is a legal, valid and binding obligation of the Vendor, enforceable against the Vendor by the Purchaser in accordance with its terms, except as may be limited by laws of general application affecting the rights of creditors.

(c)

No person other than the Purchaser has any written or oral agreement, option, right or privilege (whether by law, pre-emptive, contractual or otherwise) capable of becoming an agreement or option for the purchase or acquisition from the Vendor or its subsidiaries of any interest in the Property.

(d)      GM Bolivia is the beneficial owner of the Property with good and marketable title thereto free of all Encumbrances and is exclusively entitled to possess and dispose of same to the Purchaser, however, it is not the registered owner of all of the Concessions (as defined in (f) below) since at the date of this Agreement certain

(d)

4

Concessions are registered in the names of the persons who applied for such Concessions on behalf of GM Bolivia and, in order to convey registered title to such Concessions to the Purchaser, the registered title to such Concessions will have to be first registered in the name of the GM Bolivia. The Vendor has valid agreements with each of such persons to transfer such Concessions to GM Bolivia and agrees to use its best efforts to effect the transfer of registered title to those Concessions into the name of GM Bolivia as soon as possible and, in any event, before the Closing Date, with the intent that title to the entire Property will be, as evidenced by "Certificados Alodial" under the mining laws of Bolivia, registered in the name of GM Bolivia prior to closing.

(e)

The execution and delivery by the Vendor of, the performance of the provisions of, and the consummation of the transactions contemplated in, this Agreement do not (i) require the consent, approval or authorization of, or registration or qualification with, any governmental authority, stock exchange, securities regulatory authority or other person, except as, or on the Closing Date will, have been obtained, or (ii) conflict with or result in any breach or violation of any of the provisions of, or constitute a default under, (x) any indenture, mortgage, deed of trust, lease or other agreement or instrument to which GM Bolivia, the Vendor or the Property is bound, (y) any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator, stock exchange or securities regulatory authority applicable to the Vendor, GM Bolivia or the Property, or (z) or the constating documents of or any resolutions of the shareholders or directors of the Vendor or GM Bolivia, which in any of such cases could have a material adverse effect on the Property or ability of the Vendor to consummate the transactions contemplated in this Agreement.

Schedule A sets forth a true, correct and complete list and description of all of the mineral and mining concessions, each of which is owned (the "Owned Concessions") or leased (the "Leased Concessions" and with the Owned Concessions, called the "Concessions") by GM Bolivia as indicated in such schedule, or for GM Bolivia as set out in (d) above. The Vendor has, and is in peaceful possession of, an undivided 100% beneficial right, title and interest in and to the Owned Concessions and an undivided 100% beneficial leasehold right, title and interest in and to, and is in compliance with the terms of each lease applicable to, the Leased Concessions, in both cases free and clear of all Encumbrances. The Vendor has all necessary rights to use, and is in peaceful possession of, the surface of the land overlying the Concessions necessary for their exploration to the extent that such rights are included through the granting of the "cuadriculas" by the Bolivian Government and there are no prohibitions or restrictions on the Vendor carrying out such exploration activities in accordance with the terms of the Concessions. All of the Concessions are in good standing and up-to-date under the applicable laws of their jurisdiction and have the expiry dates as set out in Schedule A.

No person, company or entity, other than the Vendor, after the Closing Date, is or will be entitled to any royalty or other payment in the nature of rent or royalty on

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any minerals, metals or concentrates or any other such products removed or produced from the Property except that there is a 1.5% net smelter royalty on the Mangales 11(Roman 2) claims which can be purchased for US$202,000, and Compania Minera Vicuna has an agreement with GM Bolivia to mine a limited quantity of ore from the A10 Adit of the Amigos claim in return for 8% of sales revenue. This Agreement can be cancelled with 30 days notice.

(h)

To the best of the Vendor's knowledge, the Concessions and the Property are in material compliance with all applicable laws of the jurisdiction in which they are situate.

3.02

Representations and Warranties of the Purchaser

The Purchaser represents and warrants to the Vendor as follows and acknowledges that the Vendor is relying on these representations and warranties in connection with the sale by the Vendor contemplated herein:

(a)

The Purchaser is a corporation duly incorporated and organized and validly subsisting under the laws of British Columbia, Canada, has the corporate power to enter into this Agreement and to perform its obligations hereunder and has all requisite corporate power and authority and is qualified or authorized to carry on its business as now conducted and to own, lease and operate its property and assets in all jurisdictions where such qualification or authorization is required.

(b)

This Agreement has been duly authorized, executed and delivered by the Purchaser and is a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser by the Vendor in accordance with its terms, except as may be limited by laws of general application affecting the rights of creditors.

(c)

The Purchaser is authorized to issue 100,000,000 common shares, of which, as of the date hereof, 16,722,865 common shares are issued and outstanding as fully paid and non-assessable shares.

(d)

No person has any written or oral agreement, option, right or privilege (whether by law, pre-emptive, contractual or otherwise) capable of becoming an agreement or option for the purchase, acquisition or subscription for or issue of any of the unissued common shares or other securities of the Purchaser, except as set out in the Purchaser's Listing Application dated August 5, 2003 (a copy of which has been provided to the Vendor) and as may have been publicly disclosed subsequent thereto.

(e)

All necessary corporate action has been taken to authorize the issue of, and the delivery of certificates representing, the common shares to be issued to the Vendor and, on the Closing Date, such shares will be issued as fully paid and non-assessable shares of the Purchaser.

(f)

(f)

All necessary corporate action has been taken to authorize the issue of, and the delivery of certificates representing, the warrants to be issued to the Vendor and, on the Closing Date, the warrants will be issued, and the common shares issuable upon the exercise of the warrants will be allotted and reserved for issue and, when issued upon the due exercise of the warrants, will be issued as fully paid and non-assessable shares of the Purchaser.

(g)

The execution and delivery by the Purchaser of, the performance of the provisions of, and the consummation of the transactions contemplated in, this Agreement do not (i) require the consent, approval or authorization of, or registration or qualification with, any governmental authority, stock exchange, securities regulatory authority or other person, except as, or on the Closing Date will, have been obtained, or (ii) conflict with or result in any breach or violation of any of the provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Purchaser or any of its properties is bound, or the memorandum and articles of the Purchaser, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator, stock exchange or securities regulatory authority applicable to the Purchaser or any of its properties or assets which could have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Purchaser.

(h)

The Purchaser is up-to-date in all of its filings under applicable securities laws and the rules of any stock exchange upon which any of its securities are listed or posted for trading and all such filings complied, as of their respective dates, in all material respects with applicable securities laws and rules and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and collectively constitute full, true and plain disclosure of all material facts relating to the Purchaser.

(i)

No order preventing or suspending trading in any securities of the Purchaser or prohibiting the issue and sale of securities by the Purchaser has been issued and remains outstanding and no such proceedings for either of such purposes are pending or, to the best of the knowledge of the Purchaser, threatened.

(j)

Other than as publicly disclosed, there has not occurred any material adverse change, financial or otherwise, in the assets, liabilities (contingent or otherwise), business, financial condition or prospects of the Purchaser or in the capital of the Purchaser since December 31, 2002.

(k)

There are no actions, suits, proceedings or enquiries pending or, to the best of the knowledge of the Purchaser, threatened against or affecting the Purchaser or to which any property of the Purchaser is subject, at law or in equity, or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which may in any way materially and adversely affect the Purchaser.

ARTICLE 4

COVENANTS

4.01

Covenants of the Vendor

(a)

The Vendor shall use commercially reasonable efforts to obtain any and all third party consents which are required for the sale, transfer and assignment of the Property to the Purchaser.

(b)

The Vendor shall indemnify and save harmless the Purchaser from and against all losses, damages or expenses directly or indirectly suffered by the Purchaser resulting from any breach of a representation or covenant of the Vendor contained in this Agreement.

4.02

Covenants of the Purchaser

(a)

The Purchaser shall use commercially reasonable efforts to obtain any and all third party consents which are required for the issue of the common shares and warrants to the Vendor as contemplated hereby.

(b)

The Purchaser shall indemnify and save harmless the Vendor from and against all losses, damages or expenses directly or indirectly suffered by the Vendor resulting from any breach of a representation or covenant of the Purchaser contained in this Agreement.

ARTICLE 5
SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS
& INDEMNIFICATION

5.01

Survival of Vendor's Representations and Warranties

The representations, warranties and covenants of the Vendor set forth herein shall survive the completion of the sale and purchase of the Property herein provided and, notwithstanding such completion, shall continue in full force and effect for the benefit of the Purchaser for a period of thirty-six (36) months from the Closing Date.

5.02

Survival of Purchaser's Representations and Warranties

The representations, warranties and covenants of the Purchaser set forth herein shall survive the completion of the sale and purchase of the Property herein provided and, notwithstanding such completion, shall continue in full force and effect for the benefit of the Vendor for a period of thirty-six (36) months from the Closing Date.

5.03

Waiver of Other Representations

Except as otherwise expressly provided herein, the Vendor's interest in the Property is being transferred "as is, where is, with all faults" and the Vendor expressly disclaims any representations or warranties of any kind or nature, express or implied, as to the condition, value or quality of the Property.

5.04

Indemnification

Each party shall and hereby agrees to indemnify and hold the other and its directors, officers, employees and consultants harmless against and in respect of any and all losses incurred by them arising from, relating to or in any way connected with or caused by any breach of the representations, warranties or covenants of the first party herein. This provision shall survive the Closing Date for a period of three years.

ARTICLE 6
CONDITIONS OF CLOSING

6.01

Purchaser's Conditions

The obligations of the Purchaser to complete the transactions contemplated by this Agreement shall be subject to the satisfaction of, or compliance with, at or before the Closing Date, each of the following conditions precedent (each of which is hereby acknowledged to be inserted for the exclusive benefit of the Purchaser and may be waived by the Purchaser in whole or in part):

(a)

All consents or approvals from (including from the TSX Venture Exchange) or notifications to third parties required with respect to the transfer of the Property to the Purchaser, or otherwise in connection with the consummation of the transactions contemplated under this Agreement, shall have been duly obtained or given, as the case may be, at or before the Closing Date.

(b)

The Vendor shall have performed or complied with, in all material respects, all its obligations, covenants and agreements under this Agreement.

(c)

The Purchaser shall be satisfied, acting reasonably, with its review of the Vendor's title to and interest in the Concessions and shall have confirmed same to the Vendor in writing on or before November 10, 2003.

(d)

The Purchaser shall have received, on or before the Closing Date, the following:

(i)

a certified copy of a resolution of the board of directors of the Vendor approving this Agreement and the transactions contemplated under this Agreement

(ii)

all conveyances, transfers and assignments in form and content satisfactory to the Purchaser, acting reasonably, appropriate to effectively vest a good and marketable title in the Concessions to the Purchaser; and

(iii)

possession of the Property.

6.02

Vendor's Conditions

The obligations of the Vendor to complete the transactions contemplated by this Agreement shall be subject to the satisfaction of, or compliance with, at or before the Closing Date, each of the following conditions precedent (each of which is hereby acknowledged to be inserted for the exclusive benefit of the Vendor and may be waived by the Vendor in whole or in part):

(a)

The Purchaser shall have performed or complied with, in all material respects, all its other obligations, covenants and agreements under this Agreement.

(b)

The Vendor shall be satisfied, acting reasonably, with its due diligence investigation of the Purchaser and shall have -confirmed same to the Purchaser on or before November 10, 2003.

(c)

The Vendor shall have received, on or before the Closing Date, the following:

(i)

a certificate representing the common shares of the Purchaser to be issued to the Vendor in partial satisfaction of the Purchase Price;

(i)

a certificate representing the common share purchase warrants of the Purchaser to be issued to the Vendor in partial satisfaction of the Purchase Price;

(ii)

a certified cheque for the cash portion of the Purchase Price;

(iii)

evidence that the Purchaser is a reporting issuer in good standing in the Provinces of Alberta and British Columbia;

(iv)

evidence of the listing on the TSX Venture Exchange of the common shares issued to the Purchaser on the Closing Date and the common shares of the Purchaser issuable upon exercise of the common share purchase warrants;

(v)

the consent of the Toronto Stock Exchange, if required, to the sale of the Property;

(vi)

an opinion of counsel to the Purchaser in form satisfactory to the Vendor, acting reasonably;

(vii)

a certified copy of a resolution of the board of directors of the Purchaser approving this Agreement and the transactions contemplated under this Agreement; and

(viii)

a certificate of corporate status of the Purchaser.

(ix)

ARTICLE 7

GENERAL

7.01

Legal and Audit Fees and Expenses

Each party will be responsible for its own legal and audit expenses and fees and all other fees and expenses related to the transactions contemplated herein.

7.02

Further Assurances

Each of the Vendor and the Purchaser shall from time to time execute and deliver all such further documents and instruments and do all acts and things as the other party may, either before or after the Closing Date, reasonably required to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

7.03

Time of the Essence

Time shall be of the essence of this Agreement.

7.04

Benefit of the Agreement

This Agreement shall enure to the benefit of and be binding upon the respective administrators, successors and permitted assigns of the parties hereto.

7.05

Invalidity of Provisions

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

7.06

Entire Agreement

This Agreement, including the schedules attached hereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and cancel and supersede any prior understandings and agreements, whether written or oral, between the parties hereto with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties other than as expressly set forth in this Agreement. No reliance is placed on any warranty, representation, opinion, advice or assertion of fact made by any party hereto or its directors, officers, employees or agents, to any other party hereto or its directors, officers, employees or agents, except to the extent that the same has been reduced to writing and included as a term of this Agreement. Accordingly, there shall be no liability either in tort or in contract, assessed in relation to any such warranty, representation, opinion, advice or assertion of fact, except to the extent aforesaid.

7.07

Amendments and Waiver

No modification of or amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by the parties hereto and no waiver of any breach of any term or provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided, shall be limited to the specific breach waived.

7.08

Assignment

This Agreement may not be assigned by any party hereto without the written consent of the other parties hereto except that the Purchaser may assign this Agreement to a Bolivian subsidiary and the Vendor may assign this Agreement to a Caribbean subsidiary. Should either party assign its interests in this Agreement to a subsidiary, that party shall not be released from its obligations hereunder.

7.09

Notices

Any notice to be given in connection with this Agreement shall be given in writing and shall be given by personal delivery, by registered mail or by e-mail addressed to the recipient as follows:

(a)

To the Purchaser:

Esperanza Silver Corporation

1115 Grant Street, Suite G6

Denver, CO 80203

Attention: Mr. William J. Pincus

E-mail: wpincus@esperanzasilver.com

(b)

To the Vendor:

General Minerals Corporation,

4610 South Ulster Street, Suite 150

Denver CO 80237

Attention: Mr. Ralph G. Fitch

E-mail: RalphFitch@cs.com

or to such other address or e-mail address or individual as may be designated by notice given by one party to the others. Any notice given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the fifth business day following the deposit thereof in the mail and, if given by e-mail shall be deemed given and received on the date of such transmission if received during the normal business hours of the recipient and on the first business day following if it is received after the end of such normal business hours on the date of its transmission. If the party giving any notice knows or ought reasonably to know of any difficulties with the postal system, which might affect the delivery of mail, any such notice shall not be mailed but shall be given by personal delivery or by e-mail.

7.10

Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the date first written above.

GENERAL MINERALS CORPORATION

ATOCHA PROJECT (LAND TENURE)
Exchange Rate us$=Bs.					REGISTRO MINERO DERECHOS REALES N°10,Fs.10-	Exchange Rate us$ =Bs. DEPARTAMENTO Cochabamba Cochabamba Cochabamba Cochabamba Cochabamba Cochabamba Cochabamba Cochabamba Cochabamba

CONCESSION NAME LA PLATA II ARGENTITA LOS MANGALES II LA PLATA ARGENTITA II AMIGOS CANDELARIA PATILLA MILOJA	N° SOLICITUD TITULO PADRON RESOLUCION EJECUTORIAL NACIONAL CONSTITUTIVA
	11807 1952/99 10844 2013/99 9347 10843. 471/99 11831 253/2000 9288 10841 470/99 13387 13386	306-00614 36242 306-00369 36242 35971 306-00269 35942 306-00680 36335 35943 306-00265 36075		Cbba-389 Cbba-388 Cbba-224 Cbba-400 Cbba-225 07/09/2000 N°9,Fs.9-07/09/2000 N°3,Fs.3-3/02/2000 N°15,Fs.15- 9/11/2000 N°1,Fs.1-3/02/2000
CONCESSION NAME	N° SOLICITUD PROVINCIA	CANTON	CUADRICULAS REQUESTED GRANTED		SURFACE Ha.	PATENTES Bs.$ US$	STATUS
						$45.97
LA PLATA II	11807 Arque	Arque	2	2	50	354	2003 paid
						$275.84
ARGENTITA	10844 Arque	Arque	15	12	300	2124	2003 paid
LOS						$781.56
MANGALES II	9347 Arque	Colcha	38	34	850	6018	2003 paid
						$2,298.70
LA PLATA	10843 Arque	Arque	50	50	1250	17700	2003 paid
						$45.97
ARGENTITA II	11831 Arque	Arque	2	2	50	354	2003 paid

										$1,103.38
AMIGOS	9288	Arque	Colcha	50		48	1200		8496		2003 paid
										$2,298.70
CANDELARIA	10841	Arque	Arque	50		50	1250		17700		2003 paid
										$1,195.32
PATILLA	13387	Arque	Arque	56		52	1300		9204		2003 paid
										$919.48
MILOJA	13386	Arque	Arque	40		40	1000		7080		2003 paid
					TOTAL GMC (August					$8,964.94
					2003)		7250	Ha	us$